                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.
[ ]  Confidential for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           ARROW ELECTRONICS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

ARROW ELECTRONICS, INC.
25 HUB DRIVE
MELVILLE, NEW YORK 11747

[Arrow Logo to Come]

STEPHEN P. KAUFMAN
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

                                                                  April 10, 2000

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Arrow Electronics, Inc., which will be held on Tuesday, May 23, 2000 at 11:00 A.M., at the offices of The Chase Manhattan Bank, 270 Park Avenue, New York, New York. The formal Notice of Annual Meeting and Proxy Statement, fully describing the matters to be acted upon at the meeting, appear on the following pages.

     The matters scheduled to be considered at the meeting are the election of directors, a proposal to amend and restate the Arrow Electronics, Inc. Chief Executive Officer 1999 Performance Bonus Plan to permit participation in the plan by up to four additional officers at the discretion of the compensation committee of the Board of Directors, and the ratification of the appointment of Arrow's auditors.

     The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Shareholders as being in the best interest of Arrow. We urge you to read the Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

     Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience. You may also vote your shares by touch-tone telephone from the U.S. and Canada by using the toll-free telephone number on your proxy card.

                                          Sincerely yours,

                                              /s/ Stephen P. Kaufman

                                               Stephen P. Kaufman
                                                 Chairman and Chief Executive
                                          Officer

                            ARROW ELECTRONICS, INC.
                                  25 HUB DRIVE
                            MELVILLE, NEW YORK 11747
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 23, 2000
                            ------------------------

                                                                  April 10, 2000

To the Shareholders of
  Arrow Electronics, Inc.:

     The Annual Meeting of Shareholders of Arrow Electronics, Inc., a New York corporation ("Arrow"), will be held at the offices of The Chase Manhattan Bank, 270 Park Avenue, New York, New York, on May 23, 2000 at 11:00 A.M., prevailing local time, for the following purposes:

     1.  To elect directors of Arrow for the ensuing year.

     2. To consider and act upon a proposal to amend and restate the Arrow Electronics, Inc. Chief Executive Officer 1999 Performance Bonus Plan.

     3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as Arrow's independent auditors for the fiscal year ending December 31, 2000.

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     Only shareholders of record at the close of business on April 3, 2000 are entitled to notice of and to vote at the meeting or any adjournments thereof.

                                           By Order of the Board of Directors,

                                                    Robert E. Klatell
                                                        Secretary

                                   IMPORTANT
     Please complete, sign, and date the enclosed proxy and return it promptly in the enclosed return envelope which has been provided for your convenience or vote your shares by touch-tone telephone, whether or not you plan to attend the meeting. Your prompt response will assure a quorum and reduce solicitation expense.

                            ARROW ELECTRONICS, INC.
                                  25 HUB DRIVE

                            MELVILLE, NEW YORK 11747

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 23, 2000

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement, mailed to shareholders on April 10, 2000, is furnished in connection with the solicitation by the Board of Directors of Arrow Electronics, Inc., a New York corporation ("Arrow"), of proxies to be voted at the Annual Meeting of Shareholders to be held in New York, New York on May 23, 2000, and any adjournments thereof, for the purposes set forth in the accompanying notice. Each proxy will be voted with respect to all shares represented by it in accordance with the directions specified thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no directions are specified will be voted for the election of directors and in favor of the actions described by the proxy. Any proxy may be revoked at any time prior to exercise by written notice to the Secretary of Arrow by the person giving the proxy.

     The cost of soliciting proxies will be borne by Arrow. Solicitation of proxies is being made by Arrow through the mail, in person, and by telephone. In addition to regular employees of Arrow who may engage in such solicitation, Arrow has retained D.F. King & Co., Inc. to assist in soliciting proxies at an anticipated cost of $7,500 plus expenses. Arrow will also request brokers and other nominees to forward soliciting materials to the beneficial owners of the stock held of record by such persons and will reimburse such persons for their expenses in forwarding such materials.

     Only shareholders of record of Arrow's common stock at the close of business on April 3, 2000 are entitled to notice of and to vote at the meeting or any adjournments thereof. On April 3, 2000, Arrow had outstanding 96,375,744 shares of common stock.

     The following table sets forth certain information with respect to the only shareholders known to management to own beneficially more than 5% of the outstanding common stock of Arrow as of April 3, 2000.

NAME AND ADDRESS                                               NUMBER OF SHARES     PERCENT OF
OF BENEFICIAL OWNER                                           BENEFICIALLY OWNED     CLASS(1)
-------------------                                           ------------------    ----------
Sanford C. Bernstein & Co., Inc.                                13,886,400(2)          14.4%
767 Fifth Avenue
New York, New York 10153
Wellington Management Company, LLP                               8,268,200(3)           8.6%
75 State Street
Boston, Massachusetts 02109
Vanguard Windsor Funds -- Vanguard Windsor Fund                  8,147,200(4)           8.5%
Post Office Box 2600
Valley Forge, Pennsylvania 19482
The Prudential Insurance Company of America                      4,913,746(5)           5.1%
751 Broad Street
Newark, New Jersey 07102

---------------
(1) Calculation is based upon shares of common stock outstanding as of April 3, 2000.

(2) Based upon a Schedule 13G dated February 8, 2000 filed with the Securities and Exchange Commission and reflects sole dispositive power with respect to 13,886,400 shares, sole voting power with respect to 7,351,270 shares, and shared voting power with respect to 1,591,049 shares beneficially owned by Sanford C. Bernstein & Co., Inc., a registered investment adviser.

(3) Based upon a Schedule 13G dated February 9, 2000 filed with the Securities and Exchange Commission and reflects shared dispositive power with respect to 8,268,200 shares and shared voting power with respect to 3,000 shares beneficially owned by Wellington Management Company, LLP, a registered investment adviser.

(4) Based upon a Schedule 13G dated February 8, 2000 filed with the Securities and Exchange Commission and reflects sole voting power and shared dispositive power with respect to the shares beneficially owned by Vanguard Windsor Funds -- Vanguard Windsor Fund, a registered investment company.

(5) Based upon a Schedule 13G dated January 31, 2000 filed with the Securities and Exchange Commission and reflects shared voting power and shared dispositive power with respect to 4,351,996 shares and sole voting power and sole dispositive power with respect to 561,750 shares beneficially owned by The Prudential Insurance Company of America, an insurance company and registered investment adviser.

     At April 3, 2000, all executive officers and directors of Arrow as a group were the beneficial owners of 6,989,400 shares (7.3%), including 2,137,152 shares held by the Arrow Electronics Stock Ownership Plan, of which Mr. Stephen
P. Kaufman, Mr. Robert E. Klatell, and Mr. John C. Waddell are the trustees, including shares allocated to the accounts of Messrs. Kaufman, Klatell, and Waddell (pursuant to certain regulations promulgated by the Securities and Exchange Commission, Messrs. Kaufman, Klatell, and Waddell may be deemed to have beneficial ownership of these shares by virtue of their shared power as trustees to vote such shares); options to purchase 3,519,760 shares granted under Arrow's Stock Option Plan or under stock option plans of companies acquired by Arrow and assumed by Arrow as part of the acquisition (of which 2,681,670 options are currently exercisable), including options to purchase 1,561,250 shares, 297,000 shares, 213,000 shares, 157,500 shares, and 105,000 shares granted to Mr. Kaufman, Mr. Francis M. Scricco, Mr. Klatell, Mrs. Betty Jane Scheihing, and Ms. Jan Salsgiver, respectively (of which 1,362,500 options, 108,500 options, 179,250 options, 114,375 options, and 82,500 options, respectively, are currently exercisable); 761,246 shares awarded under Arrow's Restricted Stock Plan (of which 408,196 shares have vested and are not forfeitable), including 97,250 shares, 135,000 shares, 95,450 shares, 38,500 shares, and 41,000 shares awarded to Mr. Kaufman, Mr. Scricco, Mr. Klatell, Mrs. Scheihing, and Ms. Salsgiver, respectively (of which 91,250 shares, 58,000 shares, 76,600 shares, 17,000 shares, and 24,750 shares, respectively, have vested and are not forfeitable); options to purchase 142,000 shares granted under Arrow's Non-Employee Directors Stock Option Plan (of which 47,250 shares are currently exercisable and 31,750 shares are exercisable within 60 days from the date of this Proxy Statement); and 9,882 common stock units deferred under Arrow's Non-Employee Directors Deferral Plan.

                             ELECTION OF DIRECTORS

     The entire Board of Directors of Arrow is to be elected, and those persons elected will hold office until the next Annual Meeting of Shareholders and until their respective successors shall have been duly elected and qualified. Persons receiving a plurality of the votes cast at the meeting will be elected directors. Consequently, any shares not voted (whether by abstention or broker non-votes) have no effect on the election of directors. Proxies in the enclosed form will be voted for the election as directors of the eleven nominees named below. Management does not contemplate that any of the nominees will be unable to serve as a director, but if that contingency should occur prior to the voting of the proxies, the persons named in the accompanying proxy reserve the right to substitute another person of their choice when voting at the meeting or any adjournment thereof. All of the nominees are currently directors of Arrow and were elected at Arrow's last annual meeting, with the exception of Mr. Scricco, who was appointed by the Board of Directors in August 1999.

     Mr. Robert S. Throop, a director since 1994, has chosen to retire from the Board of Directors and is not standing for re-election. The company and his fellow directors gratefully acknowledge his many contributions and years of service to Arrow and the industry.

                                                                                  SHARES OF
                                                                                 COMMON STOCK    PERCENTAGE
                                                                                    OWNED            OF
                                                                                 BENEFICIALLY    OUTSTANDING
                                     POSITION WITH ARROW AND         DIRECTOR       AS OF          COMMON
         NAME             AGE          BUSINESS EXPERIENCE            SINCE     APRIL 3, 2000       STOCK
         ----             ---        -----------------------         --------   --------------   -----------
Daniel W. Duval           63    Vice Chairman of Robbins & Myers,     1987           29,075(1)        --%
                                Inc., a manufacturer of fluids
                                management systems, since January
                                1999, and President and Chief Ex-
                                ecutive Officer for more than five
                                years prior thereto; director of
                                Robbins & Myers, Inc. and National
                                City Bank, Ohio.
Carlo Giersch             62    Chairman of Spoerle Electronic,       1990          294,400(2)        .3%
                                Arrow's wholly-owned German
                                subsidiary, for more than five
                                years.
John N. Hanson            58    Chief Executive Officer of            1997           25,582(1)        --%
                                Harnischfeger Industries, Inc., a
                                manufacturer of equipment for
                                mining, pulp and papermaking, and
                                material handling, since May 1999,
                                Vice Chairman since November 1998,
                                President since June 1996, and
                                Chief Operating Officer from June
                                1995 to May 1999; President and
                                Chief Operating Officer of Joy
                                Mining Machinery prior thereto;
                                director of Harnischfeger
                                Industries, Inc.
Stephen P. Kaufman        58    Chairman of the Board and Chief       1983        3,795,652(3)       3.9%
                                Executive Officer of Arrow for
                                more than five years and President
                                for more than five years ending
                                June 1999; director of Polaroid
                                Corporation and Harris
                                Corporation.

                                                                                  SHARES OF
                                                                                 COMMON STOCK    PERCENTAGE
                                                                                    OWNED            OF
                                                                                 BENEFICIALLY    OUTSTANDING
                                     POSITION WITH ARROW AND         DIRECTOR       AS OF          COMMON
         NAME             AGE          BUSINESS EXPERIENCE            SINCE     APRIL 3, 2000       STOCK
         ----             ---        -----------------------         --------   --------------   -----------
Roger King                59    Chief Executive Officer of Sa Sa      1995           26,875(1)        --%
                                International Holdings Limited, a
                                retailer of cosmetics, since
                                August 1999; Executive Director of
                                Orient Overseas (International)
                                Limited, an investment holding
                                company, with investments
                                principally in integrated
                                containerized transportation
                                businesses, for more than five
                                years; Chairman and Chief Execu-
                                tive Officer of ODS System-Pro
                                Holdings Limited, a reseller of
                                computers and related products and
                                services, for more than five years
                                ending February 1996.
Robert E. Klatell         54    Executive Vice President of Arrow     1989        2,467,132(4)       2.6%
                                since November 1995, Senior Vice
                                President for more than five years
                                prior thereto, General Counsel and
                                Secretary for more than five
                                years, Chief Financial Officer
                                from January 1992 until April
                                1996, and Treasurer for more than
                                five years ending April 1996.
Karen Gordon Mills        46    President of MMP Group, Inc., a       1994           29,350(1)        --%
                                consulting firm, for more than
                                five years; Managing Director of
                                Solera Capital LLC, a venture
                                capital firm, since August 1999;
                                director of The Scotts Company and
                                The Guardian Life Insurance
                                Company of America.

                                                                                  SHARES OF
                                                                                 COMMON STOCK    PERCENTAGE
                                                                                    OWNED            OF
                                                                                 BENEFICIALLY    OUTSTANDING
                                     POSITION WITH ARROW AND         DIRECTOR       AS OF          COMMON
         NAME             AGE          BUSINESS EXPERIENCE            SINCE     APRIL 3, 2000       STOCK
         ----             ---        -----------------------         --------   --------------   -----------
Barry W. Perry            53    President and Chief Operating         1999           19,800(5)        --%
                                Officer of Engelhard Cor-
                                poration, an environmental
                                technology, specialty chemical,
                                and engineered materials company,
                                since January 1997, Group Vice
                                President and General Manager from
                                1993 to 1997.
Richard S. Rosenbloom     67    David Sarnoff Professor of            1992           28,300(6)        --%
                                Business Administration at Harvard
                                Business School for more than five
                                years prior to July 1998 and
                                Professor Emeritus subsequent
                                thereto.
Francis M. Scricco        50    President of Arrow since June         1999          432,000(7)        .4%
                                1999, Chief Operating Officer
                                since September 1997, and
                                Executive Vice President from
                                September 1997 to June 1999; Group
                                President of Fisher Scientific
                                International, Inc., a labora-
                                tory equipment manufacturer, from
                                March 1994 to September 1997.
John C. Waddell           62    Vice Chairman of the Board of         1969        2,145,188(8)       2.2%
                                Arrow for more than five years.

---------------
(1) Includes shares owned individually, options to purchase shares granted under Arrow's Non-Employee Directors Stock Option Plan, and common stock units deferred under Arrow's Non-Employee Directors Deferral Plan. See page 3.

(2) Includes shares owned individually, options to purchase shares granted under Arrow's Stock Option Plan, and shares awarded under Arrow's Restricted Stock Plan. See page 3.

(3) Includes options to purchase shares granted under Arrow's Stock Option Plan, shares awarded under Arrow's Restricted Stock Plan, and shares held by Arrow's Stock Ownership Plan. See page 3.

(4) Includes shares owned individually, options to purchase shares granted under Arrow's Stock Option Plan, shares awarded under Arrow's Restricted Stock Plan, and shares held by Arrow's Stock Ownership Plan. See page 3.

(5) Includes options to purchase shares granted under Arrow's Non-Employee Directors Stock Option Plan and common stock units deferred under Arrow's Non-Employee Directors Deferral Plan. See page 3.

(6) Includes shares owned individually and options to purchase shares granted under Arrow's Non-Employee Directors Stock Option Plan. See page 3.

(7) Includes options to purchase shares granted under Arrow's Stock Option Plan and shares awarded under Arrow's Restricted Stock Plan. See page 3.

(8) Includes shares owned individually, options to purchase shares granted under Arrow's Non-Employee Directors Stock Option Plan, and shares held by Arrow's Stock Ownership Plan. See page 3.

     The audit committee of the Board of Directors consists of Mr. King, Mr. Hanson, Mr. Perry, and Mr. Rosenbloom. The audit committee evaluates and reviews such matters as Arrow's accounting policies, reporting practices, internal audit function, and internal accounting controls. The committee also reviews the scope and results of the audit conducted by Arrow's independent auditors.

     The compensation committee of the Board of Directors consists of Mr. Rosenbloom, Mr. Duval, Mrs. Mills, and Mr. Perry. The compensation committee determines the base salary of the Chief Executive Officer, implements the CEO Performance Bonus Plan, reviews and approves the salaries and incentive compensation of other senior managers, advises the Board of Directors generally with regard to other compensation and employee benefit matters, collects information in connection with the evaluation of the performance of the Chief Executive Officer, and approves stock option and restricted stock awards.

     The nominating committee of the Board of Directors consists of Mrs. Mills, Mr. Duval, Mr. Hanson, and Mr. King. Shareholder recommendations for nominees for membership on the Board of Directors will be considered by the nominating committee. Such recommendations may be submitted to the Secretary of Arrow, who will forward them to the nominating committee. The nominating committee is primarily responsible for making recommendations with respect to committee assignments and is also responsible for developing the corporate governance guidelines for Arrow.

     The charitable contributions committee of the Board of Directors consists of Mr. Waddell, Mr. Klatell, and Mr. Throop. The charitable contributions committee reviews community and civic programs and services of educational, environmental, health care, cultural, and other social organizations and approves the charitable contributions to be made by the company.

     Under Arrow's corporate governance guidelines, the independent directors meet at least twice a year in executive session; once under the guidance of the chairman of the compensation committee to evaluate the performance of the Chief Executive Officer and once under the guidance of the chairman of the nominating committee to discuss senior management development and succession.

     During 1999 there were seven meetings of the Board of Directors, four meetings of the audit committee, six meetings of the compensation committee, three meetings of the nominating committee, and one meeting of the charitable contributions committee. All directors attended 75% or more of the meetings of the Board of Directors and the committees on which they served.

                    EXECUTIVE COMPENSATION AND OTHER MATTERS

SUMMARY COMPENSATION TABLE

     The following table provides certain summary information concerning the compensation for the past three years of the Chief Executive Officer and each of the other four most highly compensated executive officers of the company (the "named executive officers").

                                                                                        LONG-TERM
                                                                                   COMPENSATION AWARDS
                                             ANNUAL COMPENSATION                 -----------------------
                               -----------------------------------------------   RESTRICTED   SECURITIES
          NAME AND                                              OTHER ANNUAL       STOCK      UNDERLYING      ALL OTHER
     PRINCIPAL POSITION        YEAR   SALARY(1)     BONUS      COMPENSATION(2)   AWARDS(3)    OPTIONS(4)   COMPENSATION(5)
     ------------------        ----   ---------   ----------   ---------------   ----------   ----------   ---------------
Stephen P. Kaufman,            1999   $875,000    $1,000,000       $22,100        $     --     130,000         $9,600
Chairman and Chief             1998    825,000       200,000        42,581              --      75,000          9,600
Executive Officer              1997    750,000       644,000        58,350         258,000      25,000          9,550

Francis M. Scricco,            1999    462,500       320,000        94,330         203,750      70,000          9,600
President and Chief            1998    400,000       175,000        72,057         277,875      20,000          4,800
Operating Officer(6)           1997    133,333       117,000         4,000          64,500       7,000             --

Robert E. Klatell,             1999    450,000       178,000        29,318         152,813      15,000          9,600
Executive Vice President       1998    425,000       135,000        45,102         154,375      15,000          9,600
                               1997    400,000       168,000        58,868         161,250      15,000          9,550

Betty Jane Scheihing,          1999    335,000       174,000        31,141         132,438      12,500          9,600
Senior Vice President          1998    330,000       145,000        35,312         138,938      12,500          9,600
                               1997    281,667       229,000        31,188         453,563      42,500          9,550

Jan Salsgiver,                 1999    332,500       197,000        29,656         132,438      10,000          9,600
President, North               1998    325,000       107,500        33,972         138,938      10,000          9,600
American Components            1997    300,000       205,000        44,731         129,000      10,000          9,550

---------------
(1) Includes amounts deferred under retirement plans.

(2) Includes reimbursement of a portion of the tax liability incurred as a result of the vesting of restricted stock awards and auto allowance, if any.

(3) Includes, with respect to compensation in 1998, the fair market value as of the date of grant of stock awards granted in early 1999 in respect of employment during 1998. All of such awards vest in four annual installments of 25%, beginning one year after grant. As of December 31, 1999, the aggregate number and value of unvested restricted stock awards held by Mr. Kaufman, Mr. Scricco, Mr. Klatell, Mrs. Scheihing, and Ms. Salsgiver, were 8,000 ($203,000), 87,750 ($2,226,656), 22,850 ($579,819), 24,500 ($621,688),
    and 18,500 ($469,438), respectively.

(4) Includes, with respect to 1998, stock options awarded in early 1999 in respect of employment during 1998.

(5) For 1999, includes a contribution by Arrow of $4,800 to Arrow's Stock Ownership Plan and a matching contribution by Arrow of $4,800 to Arrow's Savings Plan.

(6) Mr. Scricco's employment with Arrow commenced September 1, 1997. Compensation for 1997 does not include the value of restricted stock awards ($2,467,500) and the number of stock options (200,000) granted to Mr. Scricco in consideration of the commencement of his employment with Arrow. Compensation with respect to 1998 does not include $105,112 paid to Mr. Scricco in connection with his relocation to Arrow's headquarters, and the value of restricted stock awards ($850,000) and a bonus ($233,000) granted to Mr. Scricco to compensate him for the loss of certain compensation from his previous employer as a result of his employment with Arrow. Compensation with respect to 1999 does not include $74,965 paid to Mr. Scricco as reimbursement for additional expenses incurred in connection with his relocation to Arrow's headquarters. See also "Certain Transactions" on page 15.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table provides information on option grants in respect of employment during 1999.

                                        INDIVIDUAL GRANTS
                        --------------------------------------------------
                        NUMBER OF    % OF TOTAL                                POTENTIAL REALIZABLE VALUE
                        SECURITIES    OPTIONS                                      AT ASSUMED RATES OF
                        UNDERLYING   GRANTED TO                                 STOCK PRICE APPRECIATION
                         OPTIONS     EMPLOYEES    EXERCISE OR                      FOR OPTION TERM (3)
                         GRANTED     IN FISCAL    BASE PRICE    EXPIRATION   -------------------------------
         NAME             (#)(1)        YEAR       ($/SH)(2)       DATE            5%              10%
         ----           ----------   ----------   -----------   ----------   --------------   --------------
Stephen P. Kaufman        130,000       7.2%       $20.3750       12/15/09   $    1,665,781   $    4,221,425
Francis M. Scricco         50,000       2.8         21.5000        7/21/09          676,060        1,713,275
                           20,000       1.1         20.3750       12/15/09          256,274          649,450
Robert E. Klatell          15,000        .8         20.3750       12/15/09          192,206          487,088
Betty Jane Scheihing       12,500        .7         20.3750       12/15/09          160,171          405,906
Jan Salsgiver              10,000        .6         20.3750       12/15/09          128,137          324,725
All shareholders              N/A       N/A             N/A            N/A    1,531,114,143    3,880,142,703
                                                                Various in
All optionees           1,814,601       100         19.8765           2009       22,682,875       57,482,930
All optionees value as
  a percent of all
  shareholders value          N/A       N/A             N/A            N/A             1.5%             1.5%

---------------
(1) All of such grants become exercisable in four annual installments, commencing on the first anniversary of the date of grant and expire 10 years after the date of the grant.

(2) All at fair market value at date of grant.

(3) Represents gain that would be realized assuming the options were held for the entire 10-year option period and the stock price increased at annual compounded rates of 5% and 10%. Potential realizable values for shareholders are based on 95,945,291 shares outstanding at December 31, 1999 from a base price of $25.3750 per share. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on the future performance of the company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

     The following table provides information concerning the number and year-end value of the unexercised stock options of each of the named executive officers. None of the named executive officers exercised any stock options during 1999.

                                                         NUMBER OF              VALUE OF
                                                        UNEXERCISED           UNEXERCISED
                                                        OPTIONS AT            IN-THE-MONEY
                                                          FISCAL               OPTIONS AT
                              SHARES                     YEAR-END           FISCAL YEAR-END
                             ACQUIRED                -----------------    --------------------
                                ON        VALUE        EXERCISABLE/           EXERCISABLE/
           NAME              EXERCISE    REALIZED      UNEXERCISABLE         UNEXERCISABLE
           ----              --------    --------    -----------------    --------------------
Stephen P. Kaufman              --          --       1,343,750/217,500    $6,438,410/1,395,313
Francis M. Scricco              --          --         103,500/193,500            -- / 492,500
Robert E. Klatell               --          --         175,500/ 37,500      1,312,125/ 224,063
Betty Jane Scheihing            --          --         111,250/ 46,250        540,313/ 186,719
Jan Salsgiver                   --          --          80,000/ 25,000        309,375/ 149,375

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     A primary role of the compensation committee (the "committee") is to oversee compensation practices for Arrow's senior executive officers. The committee's responsibilities include reviewing the salaries, benefits, and other compensation of Arrow's senior managers and making recommendations to the full Board of Directors with respect to these matters. The committee is comprised entirely of Board members who are independent, non-employee directors of the company.

     The committee's primary objective in establishing compensation programs and levels for Arrow's key executive officers is to support Arrow's goal of maximizing the value of shareholders' interests in Arrow. To achieve this objective, the committee believes it is necessary to:

     -- Set levels of base compensation that will attract and retain superior executives in a highly competitive environment.

     -- Encourage long-term decision making that enhances shareholder value by emphasizing grants of stock options and restricted stock, thereby creating a direct link between shareholder value creation and executive compensation.

     -- Provide incentive compensation that varies directly with both company performance and individual contribution to that performance.

COMPONENTS OF COMPENSATION

  Base Salary

     The committee annually reviews each executive officer's base salary. The factors which influence committee determinations regarding base salary include: prevailing levels of pay among executives of the companies in the peer group reflected in the graph on page 13, internal pay equity considerations, level of responsibilities, prior experience, breadth of knowledge, and job performance. For specialized functions, the committee also takes into account compensation levels in other industries from which Arrow recruits executives. Base salaries for Arrow executives are generally competitive with base salaries at comparable companies. The base salaries of senior executive officers of Arrow are slightly above the median of those for the identified peer group, because, with one exception, Arrow is significantly larger than those companies. Arrow also has substantial sales outside North America, and only one other company included within the peer group has significant operations outside North America. Therefore, the committee believes, again with one exception, that Arrow requires greater breadth of management skills and experience to manage successfully its larger and more complex business.

     In conducting its salary deliberations, the committee does not strictly tie senior executive base pay to a defined competitive standard. Rather, the committee elects to maintain flexibility so as to permit salary recommendations that best reflect the individual contributions made by the company's top executives. Each of the named executive officers has an employment agreement which provides for a minimum base salary. See pages 14 and 15.

     The committee values highly Mr. Kaufman's breadth of knowledge and recognizes his significant contribution to the success of Arrow. In 1999, Mr. Kaufman's base salary was increased to $875,000 in recognition of the quality of his leadership of the company and its industry.

  Annual Incentives -- CEO Bonus

     Arrow's Chief Executive Officer Performance Bonus Plan, a five-year plan which was adopted in 1999, provided for a performance-based bonus for Arrow's chief executive officer based upon net income, sales, and average net working capital utilization. The purpose of the plan was to enable Arrow to motivate the chief executive officer to achieve strategic, financial and operating objectives, and to reward his contribution toward improvement in financial performance as measured by the level of net income and the ratio of sales to average net working capital of Arrow. The plan sets forth a pre-established bonus formula based upon annual performance goals which establishes the maximum bonus that may be paid in each year. The committee has the discretion to determine the actual amount of the bonus to be paid, which amount may not exceed the maximum bonus calculated under the bonus formula. For 1999, application of the formula established a maximum bonus under the plan of $1,362,300. In exercising its discretion, the committee considered the level of achievement by the company of financial and other goals, and awarded Mr. Kaufman a bonus of $1,000,000 for 1999. The committee also recommended amending the plan to permit up to four additional officers to participate in the plan at the discretion of the committee. The plan is designed to qualify under Section 162(m) of the Internal Revenue Code in order to permit the company to deduct all compensation paid to the participants under the plan.

  Annual Incentives -- Management Incentive Compensation Plan

     Each year, for other executive officers of Arrow, management -- in consultation with the committee -- establishes short-term financial goals which relate to one or more indicators of corporate financial performance. For 1999, the short-term incentive award opportunity was contingent upon Arrow attaining specified levels of profitability and asset utilization.

     Incentive targets are established for participating executives under the Management Incentive Compensation Plan ("MICP") based on the participant's level and breadth of responsibility, potential contribution to the success of the company, and competitive considerations. The participant's actual award is determined at the end of the year based on Arrow's actual performance against the predetermined financial goals, as well as the attainment of specific individual goals or contributions to Arrow's success.

     For 1999, the level of achievement by the participating named executive officers ranged between 74% and 89% of the targets established under the MICP. The MICP awards earned by the participating named executive officers averaged 55% of their respective salaries.

  Long-Term Incentives

     Arrow reinforces the importance of producing satisfactory returns to shareholders over the long-term through the operation of its Stock Option Plan and its Restricted Stock Plan. Stock option and restricted stock awards provide executives with the opportunity to acquire an equity interest in Arrow and align the executive's interest with that of the shareholders to create shareholder value as reflected in growth in the price of Arrow's shares.

     Option exercise prices are equal to 100% of the fair market value of Arrow's shares on the date of option grant and, with respect to options granted after May 1, 1997, are exercisable in four annual installments. Prior thereto, options were exercisable in three installments. This ensures that participants will derive benefits only as shareholders realize corresponding gains over an extended time period. Options have a maximum term of 10 years.

     Restricted stock is granted to participants in order to help foster a shareholder perspective among the participants. A long-term focus is encouraged and executive retention is reinforced through the four-year vesting schedule to which shares of restricted stock are subject.

     Each year, the committee reviews the history of stock option and restricted stock awards and makes grant decisions based on the committee's assessment of each individual executive's contribution and performance during the year and on competitive compensation practices in comparable companies. In respect of 1999 and 1998, the number of stock options granted to Mr. Kaufman includes a grant of options in lieu of restricted stock awards.

SUMMARY

     Each year, the Board of Directors and the committee review all elements of cash and noncash compensation paid to the executive officers of Arrow. The committee manages all elements of executive pay in order to ensure that pay levels are consistent with Arrow's compensation philosophies. In addition, the Board of Directors and the committee administer Arrow's long-term executive compensation programs to ensure that Arrow's objectives of linking executive pay to improved financial performance and increased shareholder value continue to be fostered.

Richard S. Rosenbloom, Chairman
Daniel W. Duval
Karen Gordon Mills
Barry W. Perry

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             AMONG ARROW ELECTRONICS, INC., S&P 500 STOCK INDEX AND
                         ELECTRONICS DISTRIBUTOR INDEX

     The following graph compares the performance of Arrow for the periods indicated with the performance of the Standard & Poor's 500 Stock Index and the average performance of a group consisting of Arrow's peer corporations on a line-of-business basis. The corporations making up the peer companies group are Avnet, Inc., Bell Microproducts, Inc., and Pioneer-Standard Electronics, Inc. The graph assumes $100 invested on December 31, 1994 in Arrow, the S&P 500 Stock Index, and the peer companies group. The peer companies group reflects the deletion of two companies included in the peer companies group in the Proxy Statement of last year: Marshall Industries, Inc., which was acquired by Avnet, Inc., and Bell Industries, Inc., whose electronics distribution group was acquired by Arrow. Total return indices reflect reinvested dividends and are weighted on a market capitalization basis at the time of each reported data point.

[LINE GRAPH]

                                                                             ELECTRONICS DISTRIBUTOR
                                                          ARROW                       INDEX                S&P 500 STOCK INDEX
                                                          -----              -----------------------       -------------------
1994                                                     100.00                      100.00                      100.00
1995                                                     120.00                      120.00                      134.00
1996                                                     149.00                      152.00                      161.00
1997                                                     180.00                      174.00                      211.00
1998                                                     149.00                      156.00                      268.00
1999                                                     141.00                      166.00                      320.00

DIRECTORS' COMPENSATION

     The members of the Board of Directors who are not employees receive an annual fee of $30,000 for the term expiring in May 2000 and a fee of $1,000 for each Board of Directors or committee meeting attended. Each non-employee director serving as chairman of any committee receives an additional annual fee of $3,000.

     Under the Arrow Non-Employee Directors Stock Option Plan, each non-employee director joining the Board of Directors receives an option to purchase 15,000 shares of Arrow common stock having an exercise price equal to the fair market value of the underlying common stock on the date of grant. Pursuant to such plan, on the date following each annual meeting of shareholders, each non-employee director then serving on the Board of Directors will receive, under the plan, an option to purchase 4,000 shares of Arrow common stock having an exercise price equal to the fair market value of the underlying common stock on the date of grant.

     Under the Arrow Non-Employee Directors Deferral Plan, a percentage of the annual retainer payable to each non-employee director may be withheld by Arrow and paid upon the non-employee director's termination from the Board of Directors. Unless a non-employee director makes a contrary election, 50 percent of the non-employee director's annual retainer fee will be deferred under the plan. Each non-employee director may elect a different percentage or elect not to defer any portion of his or her annual retainer fee. Amounts that are deferred under the plan will be converted into phantom share units of Arrow common stock and the phantom share units will be credited to a recordkeeping account in the name of the non-employee director. Until the time that the phantom share units are paid out, the non-employee director's account will be adjusted to reflect any dividends paid on Arrow common stock. Upon the termination of service on the Board of Directors, each whole phantom share unit credited to the non-employee director's account will be converted into one share of common stock and each fractional phantom share unit will be converted into cash.

EMPLOYMENT AGREEMENTS

     In February 1995, Mr. Kaufman entered into an employment agreement with Arrow terminating December 31, 2001, which provides for an annual base salary of not less than $400,000. As part of entering into that agreement, Mr. Kaufman received options to purchase 1,000,000 shares of Arrow common stock which became exercisable in three equal annual installments, at an exercise price of $20.58, $21.41, and $22.28, respectively. All such options expire 10 years after the date of grant.

     Mr. Scricco has an employment agreement with Arrow terminating at any time after September 1, 2000, on not less than 12 months' notice. The employment agreement provides for a minimum base salary of $400,000 per year.

     Mr. Klatell has an employment agreement with Arrow terminating on January 1, 2001, which is subject to renewal from year to year unless either Arrow or Mr. Klatell elects not to renew. The employment agreement provides for a minimum base salary of $425,000 per year.

     Mrs. Scheihing has a year-to-year employment agreement with Arrow which provides for a minimum base salary of $315,000 per year.

     Ms. Salsgiver has an employment agreement with Arrow terminating on December 21, 2000, which is subject to renewal from year to year unless either Arrow or Ms. Salsgiver elects not to renew. The employment agreement provides for a minimum base salary of $300,000 per year.

     Arrow has entered into agreements with each of the named executive officers which provide for payments of three times their annualized includible compensation and continuation for up to three years of their benefits if their employment is terminated by the company (other than for cause approved by three-fourths of the directors then serving), if their responsibilities or base salaries are materially diminished, or if certain other adverse changes occur within 24 months following a change of control of Arrow. The amounts payable pursuant to such agreements to the named executive officers (other than Messrs. Kaufman and Klatell) will be reduced, if necessary, to avoid excise tax under
Section 4999 of the Code.

UNFUNDED PENSION PLAN

     Arrow maintains the Unfunded Pension Plan for Selected Executives of Arrow Electronics, Inc. (the "SERP"). Under the SERP, the Board of Directors determines those employees who are eligible to participate in the SERP and the amount of their maximum annual pension upon retirement on or after attaining age
60. Mr. Kaufman, Mr. Scricco, Mr. Klatell, Mrs. Scheihing, and Ms. Salsgiver have been designated by Arrow as participants in the SERP, with maximum annual pensions of $450,000, $125,000, $250,000, $250,000, and $250,000, respectively.
If a designated participant retires between the ages of 55 and 60, the amount of the annual pension is reduced as provided in the SERP. In addition, if there is a change of control of Arrow and the employment of a designated participant who is at least age 50 with 15 years of service is involuntarily terminated other than for cause or disability, or such participant terminates employment for good reason, the participant will receive the maximum annual pension.

CERTAIN TRANSACTIONS

     Spoerle Electronic leases certain of its premises from a partnership in which Mr. Giersch's wife, directly or indirectly, has the entire beneficial interest, and paid aggregate rentals of 4,880,000 deutsche marks ($2,660,000 based on the average exchange rate during 1999) to the partnership during 1999. The management of Spoerle Electronic believes that such rentals are at fair market value.

     In connection with Mr. Scricco's relocation to Arrow's headquarters, Mr. Scricco received from Arrow non-interest bearing loans in the aggregate amount of $1,069,039 to assist in the purchase of his new residence. The loans are partially secured by a mortgage on his new residence and are to be repaid from the proceeds of the sale of his prior residence.

                   PROPOSED AMENDMENT AND RESTATEMENT OF THE
                            ARROW ELECTRONICS, INC.
                            CHIEF EXECUTIVE OFFICER
                          1999 PERFORMANCE BONUS PLAN

     In 1999, the Board of Directors adopted, and the company's shareholders approved, the Arrow Electronics, Inc. Chief Executive Officer 1999 Performance Bonus Plan (the "Plan"). As adopted, the only individual eligible to participate in the Plan was Arrow's Chief Executive Officer. In February

2000, the compensation committee of the Board of Directors recommended amending the Plan to permit participation in the Plan by the company's Chief Executive Officer and any other officer of Arrow who may be selected by the committee from time to time in its sole discretion. However, no more than five individuals, including the Chief Executive Officer, may be selected by the committee to participate with respect to any year. Therefore, the committee has prepared an amendment and restatement of the Plan (the "Amended and Restated Plan"). Except for the eligibility requirements, the terms of the Amended and Restated Plan are identical to those of the Plan approved by the shareholders in 1999.

     The committee has recommended to the Board of Directors the adoption of the Amended and Restated Plan, subject to shareholder approval. The Board of Directors accepted the committee's recommendation and determined to submit the Amended and Restated Plan to the shareholders. Because Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") prohibits the amendment of the eligibility requirements of the Plan without the majority approval of the company's shareholders, the shareholders are now requested to approve the adoption of the Amended and Restated Plan.

     The summary of the Amended and Restated Plan which follows is subject to the specific provisions contained in the official text.

PURPOSE

     The purposes of the Amended and Restated Plan are to (i) motivate the company's Chief Executive Officer and any other senior officers of the company who are selected by the committee to participate in the Amended and Restated Plan (each a "participant") through the award of annual cash bonuses to achieve strategic, financial and operating objectives, (ii) reward each participant's contribution toward improvement in financial performance as measured by the growth in Arrow's net income and the ratio of sales to average net working capital of Arrow, (iii) provide each participant with an additional incentive to contribute to the success of the company, and (iv) offer a total compensation package that is competitive in the industry and includes a bonus component which is intended to qualify as performance-based compensation deductible by the company under the Code.

     The Amended and Restated Plan is intended to provide a special incentive for each participant to increase the profits of Arrow and the return to shareholders by rewarding superior performance by each participant with an annual cash bonus. Accordingly, each participant's maximum potential cash bonus is calculated pursuant to a pre-established formula which is applied by the committee against specified measures of corporate performance.

ADMINISTRATION

     The Amended and Restated Plan is administered by the committee, whose members qualify as "outside directors" as that term is defined in treasury regulations issued by the Internal Revenue Service under Section 162(m) of the Code (the "Regulations"). No committee member is eligible to receive any bonus award under the Amended and Restated Plan. Under the Amended and Restated Plan, the committee calculates the maximum bonus that may be paid in each year to each participant in accordance with a pre-established bonus formula based upon annual performance goals. Based upon certain subjective factors, as discussed below, the committee has the discretion to determine the actual amount of the bonus to be paid to each participant, which may not exceed the maximum bonus calculated under the bonus formula.

DISCONTINUANCE, TERMINATION OR AMENDMENT

     Except as permitted by Section 162(m) of the Code, the committee does not have the authority to modify the material terms of the pre-established performance goal, which is based upon the company's net income and the ratio of sales to average net working capital of the company, nor may it modify the bonus formula or the eligibility requirements of the Amended and Restated Plan without majority shareholder approval in accordance with Section 162(m) of the Code. The committee may discontinue the Amended and Restated Plan at any time and may determine to reduce or eliminate a bonus in any year. The Amended and Restated Plan terminates on December 31, 2003.

CALCULATION OF MAXIMUM BONUS AWARD

     The formula which establishes the maximum bonus that may be payable to each participant under the Amended and Restated Plan consists of the following calculations. On or before December 31 of the year preceding a service year (as defined in the Amended and Restated Plan) or by such later date as is permitted by Section 162(m) of the Code (the "Determination Date"), the committee will establish the Target Level Net Income and the Base Factor (as defined in the Amended and Restated Plan) for that service year. The maximum bonus payable to each participant for that service year shall equal the sum of (a) 1% of the excess of Net Income (as defined below) for the service year over the Target Level Net Income for such service year, and (b) so long as Net Income for the service year exceeds the Target Level Net Income for the service year, the product of (i) the Base Factor for such service year and (ii) a fraction, the numerator of which shall be the Sales (as defined below) for such service year and the denominator of which shall be the Average Net Working Capital (as defined below) for such service year.

     The amount calculated pursuant to the bonus formula may be reduced (but not increased) by the committee based upon any additional corporate performance or individual performance factors or other factors, circumstances or events which the committee deems relevant. Such reductions are not mandated by the Amended and Restated Plan and are within the committee's sole discretion.

     Target Level Net Income and the Base Factor for each service year are determined by the committee prior to the Determination Date of such service year based upon information provided to the committee by management. For the 2000 year the Target Level Net Income is $50,000,000 and the Base Factor is $100,000. Net Income is defined as the consolidated net income of the company for a particular service year computed in accordance with generally accepted accounting principles, as reported in the company's audited financial statements, and as adjusted by the committee to omit the effects of nonrecurring items or extraordinary items. Sales is defined as the gross operating sales revenue generated by the company, on a consolidated basis, computed in accordance with generally accepted accounting principles, as reported in the company's audited financial statements. Average Net Working Capital is defined as the average Monthly Net Working Capital (as defined below) for the period commencing on and including the month preceding the service year and ending on the last day of such service year. Monthly Net Working Capital is defined as (a) the sum of the company's accounts receivable and inventory as of the last business day of the relevant month, less (b) the company's accounts payable as of the last business day of such month, with all such amounts being net of reserves (where appropriate) and determined in accordance with such generally accepted accounting principles.

NEW AMENDED AND RESTATED PLAN BENEFITS

     The benefits payable in the future under the Amended and Restated Plan are not currently determinable. In 1999, only Mr. Kaufman was eligible to participate in the Plan and based upon the bonus formula in effect for 1999 his maximum bonus was $1,362,300. In the exercise of the committee's discretion, however, he was paid a bonus under the Plan of $1,000,000. Subject to shareholder approval of the Amended and Restated Plan, the committee has selected Messrs. Kaufman and Scricco as participants for 2000. If Net Income, Sales and Average Net Working Capital for 2000 equal those achieved in 1999, application of the above-described bonus formula would have produced a maximum 2000 bonus under the Amended and Restated Plan, before the exercise of any discretion by the committee, of $1,362,300 for each participant. In no event shall any participant be entitled to receive a bonus under the Amended and Restated Plan for any fiscal year of the company in excess of $5,000,000.

PAYMENT OF BONUS AWARDS

     Payment of each participant's bonus awards for a particular service year shall be made in cash, less applicable withholding taxes, in the following year as soon as practicable after the completion of the committee's computation and certification with respect to the award. No bonus award under the Amended and Restated Plan is permitted to be paid unless the committee has certified that based upon the bonus formula, the Net Income for the service year exceeds the Target Level Net Income for such service year. Such certification must be made in writing by the committee or set forth in the approved minutes of the committee.

     If an individual is first employed between February 1 and September 30 of a service year and is thereafter designated by the committee as a participant for such year, such participant will be eligible under the Amended and Restated Plan to receive a pro rata portion of the bonus award (less any discretionary reductions) based on the length of time employed during the year. Except as otherwise provided in the Amended and Restated Plan, if the participant retires, becomes disabled or terminates employment with the company during a given year, he or she is eligible to be paid after completion of the year a pro rata portion of the bonus (less any discretionary reductions) as determined by the committee under the bonus formula.

REASONS FOR SHAREHOLDER APPROVAL

     The company desires to deduct from its corporate income, for the purpose of computing the company's federal corporate income tax liability, certain compensation received by each participant from the company, including any bonus award under the Amended and Restated Plan. Under Section 162(m) of the Code, the deduction from corporate income for salaries or other compensation will generally be disallowed for compensation in excess of $1,000,000 per annum paid to a "covered employee." Generally, a "covered employee" is defined in Section 162(m) of the Code to include the chief executive officer and the four other most highly compensated officers of a corporation the securities of which are publicly traded. Section 162(m) of the Code applies to taxable years commencing on or after January 1, 1994.

     Performance-based compensation is not subject to the $1,000,000 cap on deductibility if certain requirements are met. Performance-based compensation payable to a "covered employee" can be exempted from the Section 162(m) limitation if the payment is made solely upon the attainment by the covered employee of pre-established performance goals, the performance goals are set by a committee of the board of directors comprised solely of two or more "outside directors" and disclosure of the performance goals and other material terms of the compensation arrangement is made to shareholders of the corporation who thereafter approve the performance goals and the other material terms of the arrangement prior to the payment of any performance-based compensation. In addition, before any payments of performance-based compensation are made, such committee must certify that the performance goals and other material terms of the arrangement have been satisfied.

     The company has reviewed Section 162(m) of the Code and the Regulations and believes that bonuses paid to participants under the Amended and Restated Plan should qualify as performance-based compensation.

     In the event the shareholders of the company ratify the Amended and Restated Plan, including the above-described performance goal and bonus formula, the company intends to deduct any bonuses paid to the participants for the purpose of determining the company's corporate income tax liability for tax years ending on or after December 31, 2000.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THIS PROPOSAL.

     The affirmative vote of the holders of a majority of the shares of common stock cast at the Annual Meeting is required for approval of the Amended and Restated Plan. Consequently, any shares not voted (whether by abstention or broker non-votes) have no effect on the adoption of the Amended and Restated Plan.

                      APPROVAL OF APPOINTMENT OF AUDITORS

     The shareholders will be asked to ratify the appointment of Ernst & Young LLP as Arrow's independent auditors for 2000. Arrow expects that representatives of Ernst & Young LLP will be present at the meeting with the opportunity to make a statement if they desire to do so and that such representatives will be available to answer appropriate inquiries raised at the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF SUCH APPOINTMENT.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

     Arrow anticipates that the next Annual Meeting of Shareholders will be held on or about May 10, 2001. In order to be eligible for inclusion in Arrow's proxy statement and proxy for such meeting, proposals of shareholders must be received by Arrow on or before December 4, 2000.

                                 OTHER MATTERS

     Management does not expect any matters to come before the meeting other than those to which reference is made in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

                                          By Order of the Board of Directors,

                                               Robert E. Klatell
                                                   Secretary

PROXY




                             ARROW ELECTRONICS, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.
             PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, MAY 23, 2000

     The undersigned hereby appoints Stephen P. Kaufman, Robert E. Klatell, and John C. Waddell, and any one or more of them, with full power of substitution, as proxy or proxies of the undersigned to vote all shares of stock of ARROW ELECTRONICS, INC. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held on May 23, 2000, at 11:00 a.m., prevailing local time, at the offices of The Chase Manhattan Bank, 270 Park Avenue, New York, New York, or any adjournments thereof, as set forth on the reverse hereof.

           PLEASE RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE



-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


                             YOUR VOTE IS IMPORTANT!
                        YOU CAN VOTE IN ONE OF TWO WAYS:

     1. Call toll free 1-800-840-1208 on a touchtone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                       OR

     2. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

                                   PLEASE VOTE

                                                                    Please mark
                                                                   your votes as
                                                                    indicated in
                                                                   this example.
                                                                       [ x ]






1. Authority to vote FOR the election of directors in accordance with the accompanying Proxy Statement.

   FOR               WITHHOLD
                      FOR ALL
  [    ]              [    ]

NOMINEES:
01 Daniel W. Duval            02 Carlo Giersch       03 John N. Hanson
04 Stephen P. Kaufman         05 Roger King          06 Robert E. Klatell
07 Karen Gordon Mills         08 Barry W. Perry      09 Richard S. Rosenbloom
10 Francis M. Scricco         11 John C. Waddell

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


2. Approval of the amendment and restatement of the Arrow Electronics, Inc. Chief Executive Officer 1999 Performance Bonus Plan.

   FOR            AGAINST            ABSTAIN
 [     ]          [     ]            [     ]

3. Ratification of the appointment of Ernst & Young LLP as independent auditors of the books and accounts of Arrow for the fiscal year ending December 31, 2000.

   FOR            AGAINST            ABSTAIN
 [     ]          [     ]            [     ]

4. In accordance with their discretion upon such other matters as may properly come before the meeting or any adjournments thereof.


THIS PROXY IS BEING SOLICITED BY THE MANAGEMENT AND WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, IT WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE PROPOSALS DESCRIBED IN ITEMS 2 AND 3 ABOVE AND OTHERWISE IN ACCORDANCE WITH THEIR DISCRETION.


  *** IF YOU WISH TO VOTE BY TELEPHONE, PLEASE READ THE INSTRUCTIONS BELOW ***



                                        DATE
                                             --------------/-------------/2000

                                             ---------------------------------
                                             Signature

                                             ----------------------------------
                                             Signature, if Jointly Held

                                             IF ACTING AS ATTORNEY, EXECUTOR,
                                             TRUSTEE OR IN OTHER REPRESENTATIVE
                                             CAPACITY, PLEASE SIGN NAME AND
                                             TITLE.


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


[PHONE GRAPHIC]                VOTE BY TELEPHONE                 [PHONE GRAPHIC]
                           QUICK*** EASY***IMMEDIATE

Your telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

- You will be asked to enter a Control Number which is located in the box in the lower right hand corner of this form.

OPTION #1: To vote as the Board of Directors recommends on ALL proposals: Press
1.

              WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

OPTION #2: If you choose to vote on each proposal separately, press 0. You will hear these instructions:

     Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.

                 To withhold FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

     Proposal 2: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.

The Instructions are the same for all remaining proposals.

               WHEN ASKED, PLEASE CONFIRM YOUR VOTE BY PRESSING 1.

          PLEASE DO NOT RETURN THE ABOVE PROXY CARD IF VOTED BY PHONE.


                   CALL** TOLL FREE** ON A TOUCHTONE TELEPHONE

                            1-800-840-1208 - ANYTIME

                    There is NO CHARGE to you for this call.